UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 10, 2009

Date of Report (Date of earliest event reported)

STR Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34529	27-1023344
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Water Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

(860) 749-8371

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On December 10, 2009, members of the Company’s senior management will be presenting information about the Company to attendees at the Macquarie Capital Wind & Solar: Getting Connected Conference held at The Barclay InterContinental hotel in New York, N.Y.

An audio version of the presentation will be webcast live on December 10th. A link to the audio presentation will be available on the Investor Relations section of STR’s website at www.strholdings.com. For those who are not available to listen to the live webcast of the presentation, the presentation will be archived for a period of 90 days at the above website.

A copy of the Company’s presentation dated December 10, 2009 is attached hereto as Exhibit 99.1.  Similar presentation materials may be presented at other conferences and to investors in the future.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

99.1	Company Presentation dated December 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR HOLDINGS, INC.

/s/ Barry A. Morris
	Name:	Barry A. Morris
	Title:	Executive Vice President
and Chief Financial Officer

Date: December 10, 2009

EXHIBIT INDEX

Exhibit	Description

99.1	Company Presentation dated December 10, 2009.